Exhibit 10.2

THIRD AMENDMENT

TO

CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of June 28, 2004 by and among A. T. MASSEY COAL COMPANY, INC., a Virginia corporation (the “Administrative Borrower”), on behalf of the other Borrowers (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below) and the Guarantors party to the Credit Agreement, the Required Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as administrative agent (the “Administrative Agent”) for the Lenders and THE CIT GROUP/BUSINESS CREDIT, INC., as collateral agent and as security trustee (the “Collateral Agent”; and together with the Administrative Agent, the “Agents”) for the Secured Parties.

RECITALS

WHEREAS, the Administrative Borrower, the other Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent and Lenders entered into that certain Credit Agreement dated as of January 20, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Administrative Borrower (on behalf of the other Loan Parties) has requested that Agents and the Required Lenders to waive the Specified Default (as defined below) and amend certain provision of the Credit Agreement, all upon the terms and subject to the conditions as herein set forth.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agents, the Required Lenders and the Administrative Borrower (on behalf of the other Loan Parties) agree as follows:

SECTION 1. Limited Waiver and Consent.

(a) Notwithstanding any provision in the Credit Agreement or any Loan Document to the contrary, the Administrative Agent and Required Lenders hereby waive the Default which occurred on May 24, 2004 and which was caused solely by the Administrative Borrower’s failure to apply the Net Cash Proceeds, as required by Section 2.10(c) of the Credit Agreement (the “Specified Default”), of not less than $2,433,500 received as a result of the sale of certain Emission Allowances by Massey Coal Sales Company.

(b) The limited waiver set forth in this Section 1 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, except as expressly provided in this limited waiver, or prejudice any right or rights that Administrative Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

SECTION 2. Amendments.

(a) The following definitions of “Emission Allowance” and “Specified Joint Ventures” are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order:

“Emission Allowance” shall mean an authorization to emit as defined in Section 402(III) of 42 U.S.C. § 7651.

“Specified Joint Ventures” shall mean the Persons holding, directly or indirectly, among other Property, the Eastman Facility Assets and the Westvaco Facility Assets.

(b) Section 2.10(c)(i)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(A) any Asset Sale permitted by Section 6.05(a)(ii), (iii) and (iv), (c), (d) or (f) or, to the extent involving Loan Parties, (h)”

(c) The first paragraph of Section 6.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, purchase or own any Emission Allowance or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted”

(d) Clause (ii) of Section 6.04(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) non-Wholly Owned Subsidiaries and/or joint ventures to the extent that Investments in such non-Wholly Owned Subsidiaries and/or joint ventures (excluding any initial Investments in the Specified Joint Ventures to the extent that such initial Investments reflect the values of the Eastman Facility Assets and the Westvaco Facility Assets, but including any other Investments in the Specified Joint Ventures) shall not exceed $25 million in the aggregate at any time outstanding, after taking into account amounts returned in cash (including upon disposition); provided, however, that the total Investments in the Specified Joint Ventures which directly own and/or operate the Eastman Facility Assets and/or the Westvaco Facility Assets, or any portion thereof (excluding any initial Investments in such Specified Joint Ventures to the extent that such initial Investments reflect the values of the Eastman Facility Assets and the Westvaco Facility Assets, but including any other Investments in such Specified Joint Ventures) shall not exceed $5 million in the aggregate at any time outstanding”

(e) Section 6.04(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(j) Investments (other than Investments in Emission Allowances) made by any Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.05 and not required to be applied to the Obligations or the Senior Notes”

(f) Section 6.04(q) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(q) Investments (other than Investments in Emission Allowances) not otherwise permitted hereby; provided that the aggregate amount of all such Investments shall not exceed $25 million at any time and to the extent that any Investment is made in the form of a contribution of Property of a Loan Party, such Investment shall be calculated based on the Fair Market Value of such Property;”

(g) A new subsection (s) is hereby added to Section 6.04 of the Credit Agreement to read as follows:

“; and (s) in addition to the Investments in Emission Allowances owned as of June 28, 2004 by any Loan Party, additional Investments in Emission Allowances which are acquired for the purposes of long term investment or for sale or transfer to customers of the Borrowers in connection with the sale of coal (but solely to the extent such Emission Allowances are not acquired for the purposes of active trading or speculation) in an aggregate amount during the term of this Agreement of not more than $7.5 million”

(h) Section 6.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) purchases or other acquisitions of inventory, materials, minerals, coal reserves, surface or other real estate, fixed assets, equipment and intangible assets in the ordinary course of business shall be permitted, (ii) (A) the sale of the Eastman Facility Assets and the Westvaco Facility Assets, or the contribution thereof to the Specified Joint Ventures, in one or more transactions shall be permitted, and (B) the sale of any Investments in the Specified Joint Ventures in one or more transactions shall be permitted, provided that (x) any of such sales or contributions shall be for fair market value, and (y) the Net Cash Proceeds resulting from any sale or sales described in the foregoing clause (B) shall not be required to be applied as a prepayment pursuant to Section 2.10 to the extent Net Cash Proceeds of such sales are attributable to the fair market value of the Eastman Facility Assets or Westvaco Facility Assets, (iii) Asset Sales of used, worn out, obsolete or surplus Property (other than mineral rights and reserves which may be surplus or non-strategic) by any Company in the ordinary course of business, interim arrangements of the type described in clause (iii) of Section 6.03, and the abandonment or other Asset Sale of Intellectual Property that is, in the reasonable judgment of the Administrative Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole shall be permitted, (iv) the sale or sales, in one or more transactions, of any Emission Allowance owned as of June 28, 2004 by any Loan Party, provided that the Net Cash Proceeds resulting from such sales shall not be required to be applied as a prepayment pursuant to Section 2.10 to the extent the Net Cash Proceeds of such sales are less than $5 million in the aggregate and (v) subject to Section 2.10(c), other Asset Sales (excluding sales of accounts receivable of the Borrowers) not otherwise referred to herein shall be permitted; provided that (A) no Default exists at the time of and after giving effect to such Asset Sale, (B) such Asset Sale is for fair market value, (C) with respect to Asset Sales of Property constituting Collateral, 75% of the proceeds of such Asset Sale consist of cash or Cash Equivalents and (D) aggregate consideration received in respect of all Asset Sales pursuant to clause (a)(v) shall not exceed $30 million in any four consecutive fiscal quarters of Holdings”

SECTION 3. Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) This Amendment shall have been executed and delivered by the Administrative Agent, Required Lenders and the Administrative Borrower (on behalf of the other Loan Parties).

(b) The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Amendment, no Event of Default or Default shall exist on the date hereof.

SECTION 4. Representations and Warranties.

(a) The execution, delivery and performance by Administrative Borrower (on behalf of the other Loan Parties) of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of the Administrative Borrower enforceable against the Administrative Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

(c) Neither the execution, delivery and performance of this Amendment by the Administrative Borrower (on behalf of the other Loan Parties) nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of the Administrative Borrower’s articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, applicable to the Administrative Borrower or binding upon any of its properties, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Administrative Borrower is a party or by which the Administrative Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.

SECTION 5. Reference to and Effect upon the Credit Agreement.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) The Administrative Borrower (on behalf of each Loan Party) acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate Agents or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of Agents or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

(d) The Administrative Borrower (on behalf of each Loan Party) affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

SECTION 6. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrowers agree to reimburse Agents for all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation, execution and delivery of this Amendment, including the fees, charges and disbursements of Latham & Watkins, LLP, counsel for the Administrative Agent and Hahn & Hessen, LLP, counsel to the Collateral Agent.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

ADMINISTRATIVE BORROWER

A. T. MASSEY COAL COMPANY, INC.

By:	/s/ Philip W. Nichols
Name:	Philip W. Nichols
Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

AGENTS

UBS AG, STAMFORD BRANCH, as Issuing Bank and Administrative Agent

By:	/s/ Patricia O’Kicki
Name:	Patricia O’Kicki
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director, Banking Products Services, US

[Signature Page to Third Amendment to Credit Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender and as Collateral Agent

By:	/s/ Anthony Lavinio
Name:	Anthony Lavinio
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]

LENDERS

UBS LOANS FINANCE, LLC, as Swingline Lender

By:	/s/ Patricia O’Kicki
Name:	Patricia O’Kicki
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director, Banking Products Services, US

[Signature Page to Third Amendment to Credit Agreement]

FLEET CAPITAL CORPORATION, as a Lender

By:	/s/ Allen R. Juleus
Name:	Allen R. Juleus
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ James Persico
Name:	James Persico
Title:	Duly Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Norm Harkleroad
Name:	Norm Harkleroad
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]

WELLS FARGO FOOTHILL, LLC, as a Lender

By:	/s/ Juan Barrera
Name:	Juan Barrera
Title:	Vice President

[Signature Page to Third Amendment to Credit Agreement]